UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2007

CBD Media Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-121185 (Commission File Number)	03-0395275 (IRS Employer Identification No.)

312 Plum Street, Suite 900, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

513-397-6794

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01

Completion of Acquisition or Disposition of Assets.

On March 20, 2007, CBD Media LLC (“CBD Media”), a wholly owned subsidiary of CBD Media Holdings LLC (“CBD Media Holdings”), and Local Insight Media, LP (“Local Insight”) consummated the previously announced combination of their businesses (the “Combination”) pursuant to a Contribution Agreement (the “Agreement”), dated as of December 11, 2006, by and among Local Insight Media, LLC (“LIM, LLC,” the predecessor of Local Insight), CBD Investor, Inc. (“CBD Investor”), Cincinnati Bell Inc. Holdings (“CBIH”), the holders of equity securities of CBD Investor (the “CBD Investor Stockholders”), the holders of Class C Units of CBD Media Holdings (the “Class C Holders”), and the holders of equity securities of LIM, LLC.

Prior to the Combination, CBD Investor, CBIH and the Class C Holders collectively owned 100% of the membership interests of CBD Media Holdings. In connection with the consummation of the transactions contemplated by the Agreement: (i) all the membership interests of CBD Media Holdings held by CBIH and the Class C Holders were contributed to CBD Media Holdings II LLC (“Holdings II”); (ii) LIM, LLC, directly or indirectly, received a contribution of (A) all the equity interests of CBD Investor from the CBD Investor Stockholders and (B) all the equity interests of Holdings II held by CBIH and the Class C Holders; (iii) LIM, LLC contributed all the equity interests of CBD Investor and Holdings II to Local Insight Media, Inc., a wholly owned subsidiary of LIM, LLC (“LIMI”); (iv) LIMI contributed all the equity interests of Holdings II to CBD Investor; (v) Holdings II merged with and into CBD Investor; and (vi) LIM, LLC converted from a limited liability company into a limited partnership. As a result of the Combination, CBD Media Holdings became an indirect, wholly owned subsidiary of Local Insight.

Prior to the Combination: (i) certain affiliates of Spectrum Equity Investors (“Spectrum”), through CBD Investor, owned membership interests that represented approximately 95% of the economic interests and 100% of the voting power, respectively, of CBD Media Holdings and (ii) Welsh, Carson, Anderson & Stowe X, L.P., WCAS Capital IV, L.P. and WCAS Management Corporation (collectively, “WCAS”) owned in excess of 99% of LIM, LLC. Following the consummation of the Combination, WCAS owned approximately 71% of Local Insight’s limited partnership interests and Spectrum owned approximately 27% of Local Insight’s limited partnership interests.

Immediately prior to the consummation of the Combination, a special dividend (the “Special Dividend”) in the aggregate amount of $82 million was paid to the CBD Investor Stockholders, CBIH and the Class C Holders. The Special Dividend was funded pursuant to a Bridge Loan Agreement (the “Bridge Loan Agreement”) dated as of March 20, 2007, by and among Holdings II, CBD Investor, LIM, LLC, the several lenders from time to time parties thereto, and Wachovia Investments Holdings, LLC as administrative agent. Under the Bridge Loan Agreement, CBD Investor borrowed an aggregate of $91 million, which was used to fund the Special Dividend, to pay fees and expenses arising in connection with the transaction and for working capital purposes.

Section 5 – Corporate Governance and Management

Item 5.01

Changes in Control of Registrant.

The disclosure under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. Prior to the Combination: (i) Spectrum, through CBD Investor, owned membership interests that represented approximately 95% of the economic interests and 100% of the voting power, respectively, of CBD Media Holdings and (ii) WCAS collectively owned in excess of 99% of LIM, LLC. Following the consummation of the Combination, WCAS owned approximately 71% of Local Insight’s limited partnership interests and Spectrum owned approximately 27% of Local Insight’s limited partnership interests. As a result of the Combination: (i) CBD Media Holdings became an indirect, wholly owned subsidiary of Local Insight and (ii) WCAS, by virtue of its control of Local Insight, acquired control of CBD Media Holdings.

Except as otherwise expressly provided in the Limited Partnership Agreement of Local Insight, Local Insight Media GP, LLC, the general partner of Local Insight (“LIM GP”), has the full, exclusive and complete discretion to manage and control the business and affairs of Local Insight. In turn, the Board of Directors of LIM GP (the “LIM GP Board”) has the full, exclusive and complete discretion to manage and control the business and affairs of LIM GP.  The LIM GP Board currently consists of eight members. Pursuant to LIM GP’s Limited Liability Company Agreement, each member of LIM GP has agreed to vote his, her or its membership interests so that four directors designated by WCAS will be elected to the Board; two directors who are members of LIM GP’s management and are designated by WCAS are elected to the Board; and two directors designated by Spectrum will be elected to the Board. Notwithstanding the foregoing, in the event Spectrum transfers to a third party more than 50% but less than 75% of its LIM GP membership interests held on March 20, 2007, the number of directors that Spectrum has the right to designate shall be reduced to one.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CBD Media Holdings’ board of directors (the “Board”) is composed of three members. Concurrently with the consummation of the Combination on March 20, 2007: (i) Brion B. Applegate and Benjamin M. Coughlin resigned as members of the Board and (ii) Scott A. Pomeroy and Linda A. Martin were elected to serve as members of the Board. Douglas A. Myers remains the third member of the Board.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2007, the Limited Liability Company Agreement of CBD Media Holdings was amended to: (i) appoint Douglas A. Myers to act as attorney-in-fact for all the Class C Holders in connection with the execution and delivery of all documents necessary or appropriate to carry out the provisions of the Contribution Agreement and (ii) to ratify any and all acts taken by Mr. Myers on behalf of the Class C Holders in connection with the Contribution Agreement.

On March 20, 2007, the Limited Liability Company Agreement of CBD Media Holdings was amended to reflect: (i) the admission of Holdings II as a Class A Member, a Class B Member and a Class C Member of CBD Media Holdings and (ii) Holdings II’s ownership of all the outstanding Class A Units, Class B Units and Class C Units of CBD Media Holdings.

Section 7 – Regulation FD

Item 7.01

Regulation FD Disclosure.

On March 21, 2007, CBD Media and Local Insight jointly issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
2.1

Contribution Agreement dated as of December 11, 2006, by and among Local Insight Media, LLC, CBD Investor, Inc., Cincinnati Bell Inc. Holdings, the holders of equity securities of CBD Investor, Inc., the holders of Class C Units of CBD Media Holdings LLC, and the holders of equity securities of Local Insight Media, LLC.

5.1	Second Amendment to Limited Liability Company Agreement of CBD Media Holdings LLC
5.2	Third Amendment to Limited Liability Company Agreement of CBD Media Holdings LLC
99.1	Press release dated March 21, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant, CBD Media Holdings LLC, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 26, 2007

CBD MEDIA HOLDINGS LLC

By: /s/

DOUGLAS A. MYERS

Douglas A. Myers

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Contribution Agreement dated as of December 11, 2006, by and among Local Insight Media, LLC, CBD Investor, Inc., Cincinnati Bell Inc. Holdings, the holders of equity securities of CBD Investor, Inc., the holders of Class C Units of CBD Media Holdings LLC, and the holders of equity securities of Local Insight Media, LLC.

5.1	Second Amendment to Limited Liability Company Agreement of CBD Media Holdings LLC
5.2	Third Amendment to Limited Liability Company Agreement of CBD Media Holdings LLC
99.1	Press release dated March 21, 2007.